UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2019

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 15, 2019, WPX Energy, Inc., a Delaware corporation (the “Company”), and Felix Investments Holdings II, LLC, a Delaware limited liability company (the “Seller”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller will sell, and the Company will purchase, one hundred percent (100%) of the issued and outstanding membership interests (the “Subject Securities”) of Felix Energy Holdings II, LLC, a Delaware limited liability company (the “Target”), in accordance with Delaware law and upon the terms and subject to the conditions of the Purchase Agreement (the “Sale,” and the other transactions contemplated by the Purchase Agreement are hereinafter referred to as the “Contemplated Transactions”).

The board of directors of the Company (the “Board”) has unanimously approved the Purchase Agreement and the Contemplated Transactions.

Transaction Structure

On the terms and conditions contained in the Purchase Agreement, Seller will sell to the Company, and the Company will purchase, accept and pay for, in each case, at the consummation of the Contemplated Transactions (the “Closing”) the Subject Securities, free and clear of all encumbrances (other than (i) restrictions on transfer pursuant to applicable securities laws or the organizational documents of the Target and (ii) encumbrances arising by, through or under the Company or its affiliates). The purchase price that the Company will pay for the Subject Securities is $2,500,000,000 consisting of: (i) an amount in cash equal to $900,000,000 (the “Unadjusted Cash Purchase Price”) and (ii) 152,963,671 unregistered, fully paid, validly issued and nonassessable shares of the Company’s common stock (the “Unadjusted Equity Consideration”) determined by dividing $1,600,000,000 by $10.46 (the volume weighted-average per share price of the Company’s common stock on the New York Stock Exchange, as reported by Bloomberg, for the ten (10) consecutive trading days ending on the last full trading day preceding the date of the Purchase Agreement, rounded to the nearest tenth of a cent). The Unadjusted Cash Purchase Price is subject to certain adjustments, including for working capital, cash, dividends, distributions and contributions, certain payments, borrowings, indebtedness, transaction costs, certain taxes, sale of hydrocarbons, property costs, insurance proceeds, cure costs, title defects, environmental defects, casualty losses and similar items, as set forth in the Purchase Agreement. The Unadjusted Equity Consideration transferrable to Seller at Closing is subject to certain adjustments, including reduction by an amount of shares of the Company’s common stock equal to the Escrowed Shares (as defined in the Purchase Agreement) and the Adjustment Holdback Amount (as defined in the Purchase Agreement) which will be held by an escrow agent in connection with the indemnification and adjustment obligations of the Seller under the Purchase Agreement.

Conditions to the Contemplated Transactions

The consummation of the Contemplated Transactions is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (b) the absence of certain legal impediments to the consummation of the Sale or any of the other Contemplated Transactions; (c) the absence of any governmental litigation related to the Sale or any of the other Contemplated Transactions; (d) the absence of a material adverse effect on the Target or the Company; (e) the approval of the issue of the shares of the Company’s common stock contemplated by the Purchase Agreement by the affirmative vote of a majority of shares of capital stock of the Company entitled to vote thereon and present in person and represented by proxy at a meeting of the stockholders of the Company (the “Stockholder Approval”); (f) aggregate title and environmental defects and casualty losses not exceeding a specified threshold and (g) the delivery of certain deliverables at Closing.

Non-Solicit

From the date of the Purchase Agreement, the Company has agreed, among other things, not to (a) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a competing acquisition proposal (a “Competing Proposal”), (b) furnish any non-public information regarding the Company or its subsidiaries or provide access to the properties, assets or employees of the Company or its subsidiaries to any person in connection with any Competing Proposal or (c) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement relating to any Competing Proposal, subject to a customary fiduciary exception.

Other Terms of the Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in the ordinary course and Seller to cause Target to conduct its business in the ordinary course (in each case, subject to certain efforts standards and materiality modifiers) and to refrain from taking certain specified actions without the consent of the other party. In addition, each of the Company and Seller has agreed to indemnify the other for certain losses. An amount of shares of the Company’s common stock equal to the Escrowed Shares (as defined in the Purchase Agreement) will be held in escrow to support Seller’s indemnification obligations under the Purchase Agreement.

The Purchase Agreement contains certain termination rights for both the Company and Seller including, among others: (a) by the parties by mutual agreement in writing; (b) by either party upon a final, non-appealable order, decree, ruling or injunction or the taking of any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions or the adoption of a law that permanently makes the consummation of the Contemplated Transactions illegal or otherwise permanently prohibited; (c) by either party if the Contemplated Transactions have not been consummated on or before 5:00 p.m. (Houston, Texas time) on July 16, 2020 (the “Outside Date”), so long as such failure to consummate the Contemplated Transactions is not attributable to such party’s failure to fulfill any material covenant or agreement under the Purchase Agreement; (d) by either party upon written notice of termination to the other party, if the other party breaches its representations, warranties, covenants or other agreements such that certain conditions to the Contemplated Transactions would not be met (subject to the earlier of a 30-day cure period and 3 business days prior to the Outside Date), so long as such terminating party is not itself similarly in breach of the Purchase Agreement; (e) by either party if the Company’s stockholder meeting shall have convened and completed and the Stockholder Approval has not been obtained; (f) by either party if the title defects and environmental and the casualty losses condition has not been satisfied or waived as of the Outside Date; (g) by Seller prior to the time the Stockholder Approval is obtained if a Purchaser Change of Recommendation (as defined in the Purchase Agreement) shall have occurred; and (h) by the Company at any time following a breach by Seller of its agreement not to amend the Midstream Agreements (as defined in the Purchase Agreement).

The Purchase Agreement provides that if Seller terminates the Purchase Agreement due to a Purchaser Change in Recommendation, a termination fee of $145,500,000 is payable in cash to Seller by the Company (the “Termination Fee”). If either the Company or Seller terminates the Purchase Agreement due to failure to obtain the Stockholder Approval and Seller is not otherwise entitled to receive the Termination Fee, the Company will be required to pay Seller’s expenses of $45,500,000 to Seller. Additionally, if (a) either the Company or Seller terminates the Purchase Agreement for failure to obtain the Stockholder Approval and on or before the Company’s stockholder meeting, a Purchaser Competing Proposal is announced, disclosed or otherwise communicated to the Board and not withdrawn or (b) Seller validly terminates the Purchase Agreement for the Company’s breach of its representations, warranties, covenants or other agreements and following the date of the Purchase Agreement a Purchaser Competing Proposal is publicly announced or disclosed and not withdrawn and, in each case, within twelve (12) months after such termination, the Company enters into an alternative definitive agreement with respect to a specified Purchaser Competing Proposal, the Company shall pay Seller the Termination Fee (less any amount previously paid as Seller Expenses).

The foregoing description of the Sale and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller or the Target. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure letters provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Company and Seller rather than establishing matters as facts. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterizations of the actual state of facts about the Company, Seller or the Target.

Registration Rights Agreement

At the Closing, the Company, Seller and certain other persons propose to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement on Form S-3 registering for resale the shares of the Company’s common stock issuable to Seller upon consummation of the Contemplated Transactions and to conduct certain underwritten offerings upon the request of holders of Registrable Securities (as defined therein). The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

The Registration Rights Agreement shall become effective at the Closing and shall terminate in accordance with its terms. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form Registration Rights Agreement, which is attached to the Purchase Agreement and incorporated herein by reference.

Stockholders’ Agreement

At the Closing, the Company, Seller and EnCap Energy Capital Fund X, L.P. (“EnCap”) and certain other parties propose to enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, Seller will have the right to nominate up to two (2) directors (the “Investor Directors”) for appointment to the Board (the “Director Nominations”). The Director Nominations are subject to, among other things, Seller and certain members of Seller’s management team continuing to hold a minimum amount of shares of the Company’s common stock and the individual nominees being reasonably acceptable to the Nominating, and Governance, Environmental and Public Policy Committee of the Board (the “Governance Committee”) and not be prohibited by law. Until the date on which Seller is no longer entitled to designate any Investor Directors to the Board, Seller will agree to cause all voting securities of the Company held by Seller or any of its controlled affiliates to be voted in favor of all director nominees nominated by the Governance Committee, against any other nominees and against the removal of any director (other than an Investor Director) unless the Governance Committee so recommends in favor of such removal.

Pursuant to the Stockholders’ Agreement, for a period of one hundred and eighty (180) days from the Closing, Seller will agree to not to transfer or dispose of (or take other analogous actions in accordance with the terms of the Stockholders’ Agreement) any economic, voting or other rights in or to two thirds of the shares of the Company’s common stock issued to Seller pursuant to the Purchase Agreement other than certain permitted transfers, the remaining one third of the shares of the Company’s common stock will not be subject to transfer restrictions imposed by the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, EnCap, the majority indirect holder of Seller, will agree to customary standstill restrictions in accordance with which, among other things, EnCap will agree to not acquire, agree or propose or offer to acquire (including through any hedging or other similar transaction) any shares of the Company’s common stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Company’s common stock (or enter into certain agreements and arrangements as set forth in the Stockholders’ Agreement) during the period commencing on the date of the Stockholders’ Agreement and continuing until the thirty-six (36) month anniversary of the Closing Date, except for any time during such thirty-six (36) month period during which Seller and certain other holders collectively beneficially own less than ten percent (10%) of the outstanding shares of the Company’s common stock.

The Stockholders’ Agreement shall become effective at the Closing and shall terminate in accordance with its terms. The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form Stockholders’ Agreement, which is attached to the Purchase Agreement and incorporated herein by reference.

Bridge Facility Commitment Letter

In connection with the acquisition of the Target and concurrently with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated December 15, 2019, with Barclays Bank PLC, that provides a commitment (the “Commitment Letter”), subject to satisfaction of standard conditions, for a senior unsecured bridge loan facility of up to $450 million, which if utilized would be used to a pay a portion of the Unadjusted Cash Purchase Price plus estimated fees and expenses related to the Contemplated Transactions and anticipated related financing transactions, as discussed below. The amount of the bridge loan facility available at closing is subject to reduction in accordance with the terms of Commitment Letter, including but not limited to reduction upon the expected issuance of debt securities used to finance the Contemplated Transactions. The Company currently intends to finance the Contemplated Transactions and related fees and expenses with the proceeds from the issuance of debt securities, cash on hand, borrowings under our revolving credit facility and, only to the extent necessary, borrowings under the bridge loan facility.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is hereby incorporated herein by reference. The Company intends to issue the Equity Consideration Shares (as defined in the Purchase Agreement) in reliance on the exemptions from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied upon representations, warranties, certifications and agreements of Seller with respect to its members in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 8.01 Other Events.

Press Release Announcing the Contemplated Transactions

On December 16, 2019, the Company issued a joint press release with Seller announcing entry into the Purchase Agreement. The joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of December 15, 2019, by and among Felix Investments Holdings II, LLC and WPX Energy, Inc.*

99.1	Joint Press Release issued December 16, 2019 by WPX Energy, Inc. and Felix Investments Holdings II, LLC

*	This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Cautionary Statement Regarding FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, including but not limited to: the ability of the parties to consummate the Contemplated Transactions in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Contemplated Transactions, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders; the possibility of litigation (including related to the Contemplated Transactions themselves); and other risks described in the Company’s SEC filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof.

Additional Information ABOUT THE CONTEMPLATED TRANSACTIONS and Where to Find It

In connection with the Contemplated Transactions, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the Contemplated Transactions and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE CONTEMPLATED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTEMPLATED TRANSACTIONS AND THE PARTIES TO THE CONTEMPLATED TRANSACTIONS. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from the Company by contacting Investor Relations by mail at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or by going to the Company’s Investor Relations page on its corporate web site at www.wpxenergy.com/investors/.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Contemplated Transactions. Information the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 21, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, and the Company by contacting Investor Relations by mail at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or by going to the Company’s Investor Relations page on its corporate web site at www.wpxenergy.com/investors/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Contemplated Transactions will be included in the proxy statement that the Company intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Name:	Stephen E. Brilz
Title:	Vice President and Corporate Secretary

Exhibit Index

(d)	Exhibits

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of December 15, 2019, by and among Felix Investments Holdings II, LLC and WPX Energy, Inc.

99.1	Joint Press Release issued December 16, 2019 by WPX Energy, Inc. and Felix Investments Holdings II, LLC

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)